Exhibit 99.1

Wabtec Reports First Quarter 2025 Results;
Announces Increase in Full-Year EPS Guidance

1Q 2025

SALES	GAAP DILUTED EARNINGS PER SHARE	ADJUSTED DILUTED EARNINGS PER SHARE

$2.61B	$1.88	$2.28
+4.5% YOY	+22.9% YOY	+20.6% YOY

Q1 2025 HIGHLIGHTS

“The Wabtec team has started the year strong, delivering over 20% in earnings per share growth and highlighting the continued business momentum across both the Freight and Transit segments,” said Rafael Santana, Wabtec’s President and CEO.
“We are also pleased with the strong momentum of our international business as well as the geographic diversity that it brings to our company. International revenue has grown at a high single-digit rate over the past couple years, while delivering a higher level of profitability than our North America region. Underpinning our international growth is consistent expansion of our installed base of locomotives and transit car systems, which in turn has driven higher sales growth of our service, components and digital solutions.
“We are approaching the remainder of the year with caution but with the discipline and focus to take the necessary actions to deliver against our commitments in an uncertain and volatile economic landscape.”
Rafael Santana President and CEO

•GAAP Diluted Earnings Per Share of $1.88, Up 22.9%; Adjusted Diluted Earnings Per Share of $2.28, Up 20.6%

•GAAP Operating Margin at 18.2%; Adjusted Operating Margin Up 1.9 pts to 21.7%

•Sales Growth of 4.5% to $2.61 billion

•Returned $141 million to Shareholders via Dividends and Share Repurchases

•Increasing Adjusted Diluted Earnings Per Share Mid-Point guidance by $0.10 per share while widening the range to $8.35 - $8.95 driven by economic uncertainty

PITTSBURGH, April 23, 2025 – Wabtec Corporation (NYSE: WAB) today reported first quarter 2025 GAAP earnings per diluted share of $1.88, up 22.9% versus the first quarter of 2024. Adjusted earnings per diluted share were $2.28, up 20.6% versus the same quarter a year ago. First quarter sales were $2.61 billion and cash from operations was $191 million.

2025 First Quarter Consolidated Results

Wabtec Corporation Consolidated Financial Results
$ in millions except earnings per share and percentages; margin change in percentage points (pts)	First Quarter
	2025	2024	Change
Net Sales	$2,610	$2,497	4.5%

GAAP Gross Margin	34.5%	32.7%	1.8 pts
Adjusted Gross Margin	34.6%	32.9%	1.7 pts
GAAP Operating Margin	18.2%	16.5%	1.7 pts
Adjusted Operating Margin	21.7%	19.8%	1.9 pts

GAAP Diluted EPS	$1.88	$1.53	22.9%
Adjusted Diluted EPS	$2.28	$1.89	20.6%

Cash Flow from Operations	$191	$334	$(143)
Operating Cash Flow Conversion	43%	84%

•Sales increased 4.5% compared to the year-ago quarter driven by higher sales in both the Freight and Transit segments.
•GAAP operating margin was higher than the prior year at 18.2%, and adjusted operating margin was higher than the prior year at 21.7%. Both GAAP and adjusted operating margins benefited from higher sales and improved gross margins.
•GAAP EPS and adjusted EPS increased from the year-ago quarter primarily due to higher sales and operating margin expansion.

2025 First Quarter Freight Segment Results

Wabtec Corporation Freight Segment Financial Results
Net sales $ in millions; margin change in percentage points (pts)	First Quarter
	2025	2024	Change
Net Sales	$1,901	$1,824	4.2%
GAAP Gross Margin	36.0%	34.3%	1.7 pts
Adjusted Gross Margin	36.2%	34.5%	1.7 pts
GAAP Operating Margin	22.1%	20.2%	1.9 pts
Adjusted Operating Margin	25.7%	24.1%	1.6 pts

•Freight segment sales for the first quarter were up 4.2%, primarily driven by Services which was up 16.9%.
•GAAP operating margin and adjusted operating margin benefited from higher sales and improved gross margin.

2025 First Quarter Transit Segment Results

Wabtec Corporation Transit Segment Financial Results
Net sales $ in millions; margin change in percentage points (pts)	First Quarter
	2025	2024	Change
Net Sales	$709	$673	5.3%
GAAP Gross Margin	30.3%	28.2%	2.1 pts
Adjusted Gross Margin	30.4%	28.6%	1.8 pts
GAAP Operating Margin	12.7%	11.0%	1.7 pts
Adjusted Operating Margin	14.6%	12.7%	1.9 pts

•Transit segment sales for the first quarter were up 5.3% driven by higher OE and aftermarket sales.
•GAAP and adjusted operating margins were up as a result of higher sales and improved gross margins.

Backlog

Wabtec Corporation Consolidated Backlog Comparison
Backlog $ in millions	March 31,
	2025	2024	Change
12-Month Backlog	$8,196	$7,710	6.3%
Total Backlog	$22,302	$22,083	1.0%

The Company’s multi-year backlog continues to provide strong visibility. At March 31, 2025, the 12-month backlog was $486 million higher than the prior year period. At March 31, 2025, the multi-year backlog was $219 million higher than the prior year period, and excluding foreign currency exchange, the multi-year backlog was $460 million higher, up 2.1%.

Cash Flow and Liquidity Summary
•During the first quarter, cash provided by operations was $191 million versus $334 million in the year ago period due to higher accounts receivables.
•At the end of the quarter, the Company had cash, cash equivalents and restricted cash of $698 million and total debt of $4.01 billion. At March 31, 2025, the Company’s total available liquidity was $2.54 billion, which includes cash and cash equivalents plus $1.50 billion available under current credit facilities and $350 million borrowings available under our Revolving Receivables Program.
•During the quarter, the Company paid $43 million in dividends and repurchased $98 million of Wabtec shares.

2025 Financial Guidance
•Wabtec increased its 2025 adjusted EPS guidance by $0.10 at the mid-point and widened the range to $8.35 to $8.95 driven by economic volatility and uncertainty through the remainder of the year. Wabtec’s revenue guidance range remains unchanged at $10.725 billion to $11.025 billion.
•For full year 2025, Wabtec expects operating cash flow conversion of greater than 90 percent.

About Wabtec
Wabtec Corporation (NYSE: WAB) is revolutionizing the way the world moves for future generations. The company is a leading global provider of equipment, systems, digital solutions and value-added services for the freight and transit rail industries, as well as the mining, marine and industrial markets. Wabtec has been a leader in the rail industry for 155 years and has a vision to achieve a zero-emission rail system in the U.S. and worldwide. Visit Wabtec’s website at www.wabteccorp.com.

Forecasted GAAP Earnings Reconciliation
Wabtec is not presenting a quantitative reconciliation of our forecasted GAAP earnings per diluted share to forecasted adjusted earnings per diluted share in reliance on the unreasonable efforts exemption provided under Item 10(e)(1)(i)(B) of Regulation S-K. Wabtec is unable to predict with reasonable certainty and without unreasonable effort the impact and timing of restructuring-related and other charges, including acquisition-related expenses and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Earnings.

Conference Call Information
Wabtec will host a call with analysts and investors at 8:30 a.m. ET, today. To listen via webcast, go to Wabtec’s website at www.WabtecCorp.com and click on “Events & Presentations” in the “Investor Relations” section. Also, an audio replay of the call will be available by calling 1-877-344-7529 or 1-412-317-0088 (access code: 1346315).

Information about non-GAAP Financial Information and Forward-Looking Statements
Wabtec’s earnings release and 2025 financial guidance mentions certain non-GAAP financial performance measures, including adjusted gross profit, adjusted operating expenses, adjusted operating margin, adjusted gross margin, EBITDA, adjusted EBITDA, adjusted income tax expense, adjusted income from operations, adjusted interest and other expense, adjusted net income, adjusted earnings per diluted share and operating cash flow conversion. Wabtec defines EBITDA as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is further adjusted by restructuring costs. Wabtec defines operating cash flow conversion as net cash provided by operating activities divided by net income plus depreciation and amortization including deferred debt cost amortization. While Wabtec believes these are useful supplemental measures for investors, they are not presented in accordance with GAAP. Investors should not consider non-GAAP measures in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, the non-GAAP financial measures included in this release have inherent material limitations as performance measures because they add back certain expenses incurred by the Company to GAAP financial measures, resulting in those expenses not being taken into account in the applicable non-GAAP financial measure. Because not all companies use identical calculations, Wabtec’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Included in this release are reconciliation tables that provide details about how adjusted results relate to GAAP results.

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, including statements regarding Wabtec’s plans, objectives, expectations and intentions; Wabtec’s expectations about future sales, earnings and cash conversion and statements regarding macro-economic conditions and evolving production and demand conditions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) changes in general economic and/or industry specific conditions, including the impacts of significant recent shifts in trade policies (including the imposition of tariffs and retaliatory tariff measures) as well as tax programs, inflation, supply chain disruptions, foreign currency exchange and industry consolidation and market reactions to these factors; (2) changes in the financial condition or operating strategies of Wabtec’s customers; (3) unexpected costs, charges or expenses resulting from acquisitions and potential failure to realize synergies and other anticipated benefits of acquisitions, including as a result of integrating acquired targets into Wabtec; (4) inability to retain and hire key personnel; (5) evolving legal, regulatory and tax regimes; (6) changes in the expected timing of projects; (7) a decrease in freight or passenger rail traffic; (8) an increase in manufacturing costs; (9) actions by third parties, including government agencies; (10) the impacts of epidemics, pandemics, or similar public health crises on the global economy and, in particular, our customers, suppliers and end-markets, (11) potential disruptions, instability, and volatility in global markets as a result of global military action, acts of terrorism or armed conflict, including from the imposition of economic sanctions on Russia resulting from the invasion of Ukraine; (12) cybersecurity and data protection risks and (13) other risk factors as detailed from time to time in Wabtec’s reports filed with the SEC, including Wabtec’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. Wabtec does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Wabtec Investor Contact
Kyra Yates / Kyra.Yates@wabtec.com / 817-349-2735

Wabtec Media Contact
Tim Bader / Tim.Bader@wabtec.com / 682-319-7925

Appendix A
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024
(AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,

	2025	2024

Net sales	$2,610	$2,497
Cost of sales	(1,710)	(1,682)
Gross profit	900	815
Gross profit as a % of Net sales	34.5%	32.7%

Selling, general and administrative expenses	(307)	(281)
Engineering expenses	(46)	(48)
Amortization expense	(73)	(74)
Total operating expenses	(426)	(403)
Operating expenses as a % of Net sales	16.3%	16.2%

Income from operations	474	412
Income from operations as a % of Net sales	18.2%	16.5%

Interest expense, net	(46)	(47)
Other expense, net	(2)	(2)
Income before income taxes	426	363

Income tax expense	(99)	(86)
Effective tax rate	23.2%	23.6%

Net income	327	277

Less: Net income attributable to noncontrolling interest	(5)	(5)

Net income attributable to Wabtec shareholders	$322	$272

Earnings Per Common Share
Basic
Net income attributable to Wabtec shareholders	$1.88	$1.54
Diluted
Net income attributable to Wabtec shareholders	$1.88	$1.53

Weighted average shares outstanding
Basic	170.5	176.5
Diluted	171.3	177.2

Appendix A
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)
FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024
(AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,

	2025	2024
Segment Information
Freight Net sales	$1,901	$1,824
Freight Income from operations	$420	$368
Freight Operating margin	22.1%	20.2%

Transit Net sales	$709	$673
Transit Income from operations	$90	$74
Transit Operating margin	12.7%	11.0%

Backlog Information (Note: 12-month is a sub-set of total)	March 31, 2025	December 31, 2024	March 31, 2024
Freight Total	$17,851	$17,986	$17,898
Transit Total	4,451	4,286	4,185
Wabtec Total	$22,302	$22,272	$22,083

Freight 12-month	$6,069	$5,577	$5,667
Transit 12-month	2,127	2,104	2,043
Wabtec 12-month	$8,196	$7,681	$7,710

Appendix B
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2025	December 31, 2024
In millions
Cash, cash equivalents and restricted cash	$698	$715
Receivables, net	1,932	1,702
Inventories, net	2,378	2,314
Other current assets	247	212
Total current assets	5,255	4,943
Property, plant and equipment, net	1,462	1,447
Goodwill	8,787	8,710
Other intangible assets, net	2,892	2,934
Other noncurrent assets	700	668
Total Assets	$19,096	$18,702
Current liabilities	$3,927	$3,792
Long-term debt	3,503	3,480
Other long-term liabilities	1,252	1,297
Total Liabilities	8,682	8,569
Shareholders' equity	10,368	10,091
Noncontrolling interest	46	42
Total Equity	10,414	10,133
Total Liabilities and Equity	$19,096	$18,702

Appendix C
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2025	2024
In millions
Operating activities
Net income	$327	$277
Non-cash expense	127	126
Receivables	(226)	121
Inventories	(29)	(85)
Accounts payable	13	45
Other assets and liabilities	(21)	(150)
Net cash provided by operating activities	191	334

Net cash used for investing activities	(44)	(19)

Net cash used for financing activities	(172)	(289)

Effect of changes in currency exchange rates	8	(7)

(Decrease) increase in cash	(17)	19

Cash, cash equivalents and restricted cash, beginning of period	715	620
Cash, cash equivalents and restricted cash, end of period	$698	$639

Appendix D
Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	First Quarter 2025 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$2,610	$900	$(426)	$474	$(48)	$(99)	$327	$(5)	$322	$1.88

Restructuring and Portfolio Optimization costs	—	3	6	9	—	(2)	7	—	7	$0.04

Transaction costs	—	—	10	10	—	(2)	8	—	8	$0.04

Non-cash Amortization expense	—	—	72	72	—	(17)	55	—	55	$0.32

Adjusted Results	$2,610	$903	$(338)	$565	$(48)	$(120)	$397	$(5)	$392	$2.28

Fully Diluted Shares Outstanding										171.3

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	First Quarter 2024 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$2,497	$815	$(403)	$412	$(49)	$(86)	$277	$(5)	$272	$1.53

Restructuring and Portfolio Optimization costs	—	6	4	10	—	(2)	8	—	8	$0.05

Non-cash Amortization expense	—	—	73	73	—	(17)	56	—	56	$0.31

Adjusted Results	$2,497	$821	$(326)	$495	$(49)	$(105)	$341	$(5)	$336	$1.89

Fully Diluted Shares Outstanding										177.2

Appendix D
Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Fourth Quarter Year-to-Date 2024 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$10,387	$3,366	$(1,757)	$1,609	$(199)	$(343)	$1,067	$(11)	$1,056	$6.04

Restructuring and Portfolio Optimization costs	—	37	33	70	(4)	(16)	50	—	50	$0.28

Non-cash Amortization expense	—	—	288	288	—	(70)	218	—	218	$1.24

Adjusted Results	$10,387	$3,403	$(1,436)	$1,967	$(203)	$(429)	$1,335	$(11)	$1,324	$7.56

Fully Diluted Shares Outstanding										174.8

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Fourth Quarter Year-to-Date 2023 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$9,677	$2,944	$(1,678)	$1,266	$(174)	$(267)	$825	$(10)	$815	$4.53

Restructuring and Portfolio Optimization costs	—	38	41	79	—	(17)	62	—	62	$0.34

Gain on LKZ investment	—	—	—	—	(35)	—	(35)	—	(35)	$(0.19)

Non-cash Amortization expense	—	—	298	298	—	(74)	224	—	224	$1.24

Adjusted Results	$9,677	$2,982	$(1,339)	$1,643	$(209)	$(358)	$1,076	$(10)	$1,066	$5.92

Fully Diluted Shares Outstanding										179.5

Appendix E
Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
First Quarter 2025 EBITDA Reconciliation
(in millions)
	Reported Income	+	Other Income	+	Depreciation &	=	EBITDA	+	Restructuring &	=	Adjusted
	from Operations		(Expense)		Amortization				Transaction Costs		EBITDA

Consolidated Results	$474		$(2)		$119		$591		$17		$608

Wabtec Corporation
First Quarter 2024 EBITDA Reconciliation
(in millions)
	Reported Income	+	Other Income	+	Depreciation &	=	EBITDA	+	Restructuring	=	Adjusted
	from Operations		(Expense)		Amortization				Costs		EBITDA

Consolidated Results	$412		$(2)		$122		$532		$8		$540

Appendix F
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
SALES BY PRODUCT LINE
(UNAUDITED)

	Three Months Ended March 31,
In millions	2025	2024
Freight Segment
Services	$863	$738
Equipment	476	526
Components	381	384
Digital Intelligence	181	176
Total Freight Segment	$1,901	$1,824

Transit Segment
Original Equipment Manufacturer	$322	$310
Aftermarket	387	363
Total Transit Segment	$709	$673

Appendix G
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
RECONCILIATION OF REPORTED RESULTS TO ADJUSTED RESULTS - BY SEGMENT
(UNAUDITED)

	Three Months Ended March 31,
	2025		2024
In millions	Gross Profit	Income from Operations	Gross Profit	Income from Operations

Freight Segment Reported Results	$685	$420	$625	$368
Freight Segment Reported Margin	36.0%	22.1%	34.3%	20.2%

Restructuring and Portfolio Optimization costs	2	3	3	3
Non-cash Amortization expense	—	65	—	68

Freight Segment Adjusted Results	$687	$488	$628	$439
Freight Segment Adjusted Margin	36.2%	25.7%	34.5%	24.1%

Transit Segment Reported Results	$215	$90	$190	$74
Transit Segment Reported Margin	30.3%	12.7%	28.2%	11.0%

Restructuring and Portfolio Optimization costs	1	6	3	7
Non-cash Amortization expense	—	7	—	5

Transit Segment Adjusted Results	$216	$103	$193	$86
Transit Segment Adjusted Margin	30.4%	14.6%	28.6%	12.7%

Appendix H
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
RECONCILIATION OF CHANGES IN NET SALES - BY SEGMENT
(UNAUDITED)

	Three Months Ended March 31,
In millions	Freight	Transit	Consolidated

2024 Net sales	$1,824	$673	$2,497

Acquisitions	15	8	23
Foreign Exchange	(26)	(17)	(43)
Organic	88	45	133

2025 Net sales	$1,901	$709	$2,610

Change ($)	77	36	113
Change (%)	4.2%	5.3%	4.5%

Appendix I

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec's reported results prepared in accordance with GAAP.

Wabtec Corporation
2025 First Quarter Cash Conversion Calculation
(in millions)
	Reported Cash from Operations	÷	(Net Income	+	Depreciation & Amortization)	=	Cash Conversion

Consolidated Results	$191		$327		$120		43%

Wabtec Corporation
2024 First Quarter Cash Conversion Calculation
(in millions)
	Reported Cash from Operations	÷	(Net Income	+	Depreciation & Amortization)	=	Cash Conversion

Consolidated Results	$334		$277		$123		84%